Exhibit 4.36

SERIES A PREFERRED SHARE PURCHASE AGREEMENT

by and among

T2CN HOLDING LIMITED

- and -

GIGAMEDIA CHINA LIMITED

- and -

THE KEY SHAREHOLDERS LISTED ON

EXHIBIT A HERETO

dated as of

April 27, 2006

Table of Contents

1. AGREEMENT TO SELL AND PURCHASE SHARES		1
2. PAYMENT, DELIVERY AND CLOSING		2
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE PRC SUBSIDIARY AND THE EXISTING SHAREHOLDERS		2
4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS		11
5. COVENANTS OF THE COMPANY AND THE KEY SHAREHOLDERS		13
6. CONDITIONS TO INVESTORS’ OBLIGATIONS AT THE CLOSING		14
7. MISCELLANEOUS		16
EXHIBIT A:	Schedule of Key Shareholders	23
EXHIBIT B:	Schedule of Subsidiaries and Affiliates	24
EXHIBIT C:	Restated Articles	25
EXHIBIT D:	Disclosure Schedule	26
EXHIBIT E:	Form of Shareholders Agreement	34
EXHIBIT F:	Notices	35
EXHIBIT G:	Memorandum and Articles of Association of the Company	38

SERIES A PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES A PREFERRED SHARE PURCHASE AGREEMENT (the “Agreement”) is entered into as of April 27, 2006 by and between T2CN HOLDING LIMITED, a British Virgin Islands company (the “Company”) with its registered address at the offices of S-HR&M Financial Services Limited of Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands, the persons listed on Exhibit A, each a shareholder of the Company (each a “Key Shareholder” and together, the “Key Shareholders”), and GIGAMEDIA CHINA LIMITED, a British Virgin Islands company (the “Investor”) with its office at 122 TunHwa North Road – 14/F, Taipei, Taiwan ROC.

RECITALS:

A. The Company is engaged in the Internet online gaming and other related businesses through a number of Subsidiaries and an Affiliated Company (both as defined herein);

B. The Company and the Investor agree to form a strategic partnership in the table chess, card and board casual game sector and enter into a Strategic Partnership Agreement to expand and enrich the casual game offerings to the Group Company’s user base, for the mutual benefit of the Company and the Investor; and

C. The Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, certain newly issued Series A Preferred Shares, par value US$0.01 per share, of the Company (the “Series A Shares”) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties hereto do agree as follows:

1. AGREEMENT TO SELL AND PURCHASE SHARES

On the basis of the representations, warranties and covenants set forth herein, the Company hereby agrees to issue and sell to Investor, and Investor agrees to buy from the Company, 7,500,000 newly issued Series A Shares (the “Purchase Shares”) at a price of US$2.00 per share, for an aggregate purchase price of US$15,000,000 (the “Purchase Consideration”), subject in all cases to the terms and conditions herein.

2. PAYMENT, DELIVERY AND CLOSING

2.1. The Closing. The Closing of the purchase and sale of the Purchase Shares hereunder shall be held at the offices of T2CN Information Technology (Shanghai) Co., Ltd. in Shanghai, China, on May 8, 2006, or at such other time and place as the Company and the Investor may mutually agree upon (the “Closing”).

2.2. Payment and Delivery. At the Closing, the Company will deliver to the Investor (a) a Series A Share Certificate of the Company representing the Purchase Shares and (b) all certificates and other documents specified under this Agreement to be delivered at Closing; and Investor will make payment of the Purchase Consideration to the Company via wire of immediately available funds into the bank account designated by the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE PRC SUBSIDIARY AND THE EXISTING SHAREHOLDERS

The Company and each Key Shareholder, jointly and severally, hereby represent and warrant to the Investor that, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached to this Agreement as Exhibit D (which Disclosure Schedule shall be deemed to be representations and warranties to the Investor), the statements in this Section 3 are all true, correct and complete as of this date and as of Closing. In this Agreement, any reference to a party’s “knowledge” means such party’s actual knowledge; “Group Companies” means the Company, each Subsidiary (as defined below) and each Affiliated Company (as defined below) (each a “Group Company”).

3.1. Organization, Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations, or otherwise. The Memorandum and the Articles of Association of the Company attached as Exhibit G are true and complete, and have never been amended as of the date hereof. There is no shareholder agreement signed by shareholders of the Company that has ever been put into force prior to the date hereof.

3.2. Capitalization. Immediately prior to the Closing, the share capital of the Company consists of the following:

(a) Ordinary Shares. A total of 50,000,000 authorized ordinary shares, par value US$0.01 per share, of the Company (the “Ordinary Shares”), of which 31,928,001 shares are issued and outstanding. The Company has not authorized or issued any classes of shares other than the Ordinary Shares.

(b) Preferred Shares. A total of 7,500,000 to-be authorized Preferred Shares, all of which are designated as Series A Shares, none of which are issued and outstanding, having the rights, preferences, privileges and restrictions as set forth in the Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”).

(c) Total Number of Shares. Upon the Closing, the Company will have a total of 57,500,000 authorized shares, with 50,000,000 Ordinary Shares and 7,500,000 Preferred Shares respectively.

(c) Options, Warrants, Reserved Shares. The Company has reserved 7,500,000 Ordinary Shares for issuance upon the conversion of the Purchase Shares (the “Conversion Shares”). Except for (i) the conversion privileges of the Purchase Shares, (ii) the preemptive rights provided in the Shareholders Agreement to be entered into at the Closing and attached hereto as Exhibit E (the “Shareholders Agreement”), (iii) 5,500,000 Ordinary Shares reserved for issuance to employees pursuant to the Company’s equity incentive plans approved by the Board of Directors of the Company, (iv) 3,000,000 Ordinary Shares reserved for issuance to JC Entertainment Corp. pursuant to the warrant issued by the Company to JC Entertainment Corp, (v) up to 8,500,000 Ordinary Shares reserved for issuance to certain shareholders of Chengdu Happy Digital Information Technology Co., Ltd. (“Happy Digital”) in exchange for their equity interest in Happy Digital pursuant to satisfactory due diligence of Happy Digital performed by the Company and pursuant to certain agreement between the Company and Happy Digital and (vi) as contemplated hereby, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company.

Apart from the exceptions noted in this Section 3.2 and the Shareholders Agreement, no shares (including the Purchase Shares and the Conversion Shares) of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other person).

3.3. Valid Issuance of Purchase Shares.

(a) The Purchase Shares, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance in accordance with this Agreement, the Shareholders Agreement and the Restated Articles and, upon issuance in accordance with their conversion terms, will be duly and validly issued, fully paid and nonassessable.

(b) The outstanding capital shares of the Company are duly and validly issued, fully paid and nonassessable, and such capital shares, and all outstanding shares, options and other securities of the Company have been issued in full compliance with the requirements of all applicable securities laws and regulations.

(c) Outstanding Security Holders. A complete list of all outstanding shareholders, option holders and other security holders of the Company as of the date hereof is contained in Section 3.3 (c) of the Disclosure Schedule, setting forth the type and number of shares, options or other securities held by each such shareholder, option holder or other security holder.

3.4. Subsidiaries and Affiliates. Except for the Subsidiaries and Affiliated Companies as disclosed in Section 3.4 of Exhibit B, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity. None of the Subsidiaries and the Affiliated Company has any subsidiaries, owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity and does not maintain any offices or branches or subsidiaries.

3.5. Due Authorization. All corporate action on the part of the Company and each Key Shareholder and, as applicable, their respective officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company and each Key Shareholder under, this Agreement, the Shareholders Agreement and any other agreements to which it is a party and the execution of which is necessarily contemplated hereunder (the “Ancillary Agreements”), and the authorization, issuance, reservation for issuance and delivery of all of the Purchase Shares under this Agreement and of the Conversion Shares issuable upon conversion of such Purchase Shares has been taken or will be taken prior to the Closing. Each of this Agreement, the Shareholders Agreement and the Ancillary Agreements is a valid and binding obligation of the Company and each Key Shareholder enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

3.6. Compliance with Laws; Governmental Consents. Except for matters as disclosed in Section 3.6 of Exhibit D, none of the Group Companies is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties; all consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority (including but not limited to approvals, verifications or registrations in China, if any) on the part of each Group Company and each Key Shareholder required in connection with the consummation of the transactions contemplated hereunder including in this Agreement, the Shareholders Agreement and the Ancillary Agreements shall have been obtained prior to and be effective as of the Closing; each Group Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of such Group Company, and such Group Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as proposed to be conducted; none of the Group Companies is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.7. Compliance with Other Instruments and Agreements. Each Group Company is not in, nor shall the conduct of its business as currently or proposed to be conducted result in, any violation, breach or default of any material term of its constitutional documents of the respective Group Company which may include, as applicable, memoranda and articles of association, by-laws, joint venture contracts, feasibility studies for the PRC Subsidiary and the like (the “Constitutional Documents”), or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Group Company is a party or by which it may be bound (the “Group Company Contracts”) or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Group Company. The execution, delivery and performance of and compliance with this Agreement, the Shareholders Agreement and any Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any material violation, breach or default, or be in conflict with or constitute either a default under any Group Company’s Constitutional Documents or any Group Company Contract, or, to the best knowledge of each Key Shareholder, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of any Group Company.

3.8. Title to Properties and Assets. Each Group Company has good and marketable title to its properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind. With respect to the property and assets it leases, each Group Company is in compliance with such leases and, to the best knowledge of its and each Key Shareholder, such Group Company holds legal and valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

3.9. Status of Proprietary Assets. For purpose of this Agreement, “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, formulas, designs, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes of a company. Each Group Company owns or has a valid right to use all the Proprietary Assets necessary for its business as now conducted and as proposed to be conducted and, to the best knowledge of each Key Shareholder, without any conflict with or infringement of any rights of any third party. Section 3.9 of the Disclosure Schedule contains a complete list of Proprietary Assets of each Group Company. There are no outstanding options, licenses or agreements of any kind granted by any Group Company relating to any of its Proprietary Assets, nor is any Group Company bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Assets of any other person or entity, except, in either case, for standard end-user agreements with respect to commercially readily available intellectual property such as “off the shelf” computer software. No Group Company has received any communications alleging that it has violated or, by conducting its business as proposed, would violate any Proprietary Assets of any other person or entity, nor, to the best knowledge of each Key Shareholder, are there any potential allegations or any reasonable basis for any actual or potential allegations. Each Group Company is not aware that any of its officers, employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his, her or its best efforts to promote the interests of such Group Company or that would conflict with the business of such Group Company as proposed to be conducted or that would prevent such officers, employees or consultants from assigning to such Group Company any and all inventions conceived or reduced to practice in connection with services rendered to such Group Company. Neither the execution nor delivery of this Agreement, the Shareholders Agreement and any Ancillary Agreement, nor the carrying on of the business of any Group Company by its employees, nor the conduct of the business of any Group Company as proposed, will, to the best knowledge of each Key Shareholder, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. No Group Company needs to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by such Group Company for the purpose of conducting its business or proposed business.

3.10. Material Contracts and Obligations. All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which each Group Company is a party or by which it is bound that (i) are material to the conduct and operations of its business and properties, (ii) involve any of the officers, consultants, directors, employees or shareholders of the Group Company; or (iii) obligate such Group Company to share, license or develop any product or technology, are listed in Section 3.10 of the Disclosure Schedule and have been made available for inspection by the Investor and its counsel. For purposes of this Section 3.10. “ material” shall mean (i) having an aggregate value, cost or amount, or imposing liability or contingent liability on any Group Company, in excess of US$50,000 or that extend for more than one year beyond the date of this Agreement, (ii) not terminable upon thirty (30) days notice without incurring any penalty or obligation, (iii) containing exclusivity, non-competition, or similar clauses that might impair, restrict or impose conditions on any Group Company’s right to offer or sell products or services in specified areas, during specified periods, or otherwise, (iv) not in the ordinary course of business, or (v) transferring or licensing any Proprietary Assets to or from any Group Company (other than licenses from commercially readily available “off the shelf” computer software).

3.11. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the best knowledge of the Company and each Key Shareholder) or currently threatened against any of the Group Companies, any Group Company’s activities, properties or assets or , to the best knowledge of the Company and each Key Shareholder, against any officer, director or employee of each Group Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of the Company. To the best knowledge of the Company and each Key Shareholder, there is no factual or legal basis for any such Action that is likely to result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of any Group Company. By way of example, but not by way of limitation, there are no Actions pending against any of the Group Companies or, to the best knowledge of the Company and each Key Shareholder, threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties. No Group Company is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by any Group Company currently pending or which it intends to initiate.

3.12. Disclosure. Each of the Company and Key Shareholders has, in good faith, fully provided the Investor with all the information that the Investor has reasonably requested for deciding whether to purchase the Purchase Shares and all information that the Company believes is reasonably necessary to enable the Investor to make such decision. No representation or warranty by the Company or any Key Shareholder in this Agreement and no information or materials provided by the Company, the PRC Subsidiary or any Key Shareholder to the Investors in connection with the negotiation or execution of this Agreement contains any untrue statement of a material fact or intentionally omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

3.13. Registration Rights. Except as provided in the Shareholders Agreement, the Company has not granted or agreed to grant any person or entity any registration rights (including piggyback registration rights), nor is the Company obliged to list any of its shares on any securities exchange. To the best knowledge of the Company, except as contemplated under this Agreement, the Shareholders Agreement and the Restated Articles, no voting or similar agreements exist related to the Company’s securities which are presently outstanding or that may hereafter be issued.

3.14. Financial Statements. Each of the Company and Key Shareholders hereby represents and warrants that prior to the Closing, the Company shall have delivered to the Investor the consolidated balance sheet and income statement (the foregoing financial statements and any notes thereto are hereinafter referred to as the “Financial Statements” ) as of March 31, 2006 (the “Balance Sheet Date”). Such Financial Statements (a) are in accordance with the books and records of the applicable Group Company, (b) are true, correct and complete and present fairly in all material aspects the financial condition of such Group Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with US generally accepted accounting principles applied on a consistent basis, except as to the unaudited consolidated financial statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of the respective Group Company’s material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with the US/PRC generally accepted accounting principles. Each Group Company has good and marketable title to all assets set forth on the balance sheets of the respective Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates. Except as disclosed in the Financial Statements, none of the Group Companies is a guarantor or indemnitor of any indebtedness of any other person or entity. Each Group Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.15. Activities Since Balance Sheet Date. Since the Balance Sheet Date, with respect to any Group Company, there has not been:

(a) any material change in the assets, liabilities, financial condition or operating results of such Group Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b) any material change in the contingent obligations of such Group Company by way of guarantee, endorsement, indemnity, warranty or otherwise;

(c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of such Group Company (as presently conducted and as presently proposed to be conducted);

(d) any waiver by such Group Company of a valuable right or of a material debt;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by such Group Company, except such satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of such Group Company;

(f) any material change or amendment to a material contract or arrangement by which such Group Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

(g) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by such Group Company’s Board of Directors or comparable governing body;

(h) any sale, assignment or transfer of any Proprietary Assets or other material intangible assets of such Group Company (other than in the ordinary course of business);

(i) any resignation or termination of any key officer or employee of such Group Company;

(j) any mortgage, pledge, transfer of a security interest in, or lien created by such Group Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(k) any debt, obligation, or liability incurred, assumed or guaranteed by such Group Company individually in excess of US$25,000 or in excess of US$50,000 in the aggregate;

(l) any declaration, setting aside or payment or other distribution in respect of any of such Group Company’s share capital, or any direct or indirect redemption, purchase or other acquisition of any of such share capital by such Group Company other than the repurchase of share capital from employees, officers, directors or consultants pursuant to agreements approved by the Board of Directors of such Group Company under which such Group Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as termination of employment or consulting relationship;

(m) any failure to conduct business in the ordinary course, consistent with such Group Company’s past practices that would cause material and adverse impact on the Group Companies;

(n) any transactions with any of its officers, directors or employees, or any members of their immediate families, or any entity controlled by any of such individuals, which adversely affect the interests of the Group Companies;

(o) any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of such Group Company; or

(p) any agreement or commitment by such Group Company to do any of the things described in this Section.

3.16. Liabilities. Except for the matters as disclosed in the Section 3.16 of the Disclosure Schedule, no Group Company has any material indebtedness or liability for borrowed money that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable.

3.17. Operational Information. Each of the Company and Key Shareholders hereby represents and warrants that all the operational information in relation to the Company, such as average number of online players, peak online players, registered users of the casual games, etc., provided by the Company to the Investor are true, correct and complete as of the date hereof.

3.18. Tax Matters. The provisions for taxes in the respective Financial Statements are sufficient for the payment of all accrued and unpaid applicable taxes of the covered Group Company, whether or not assessed or disputed as of the date of each such balance sheet. There have been no examinations or audits of any tax returns or reports by any applicable governmental agency. Each Group Company has duly filed all tax returns required to have been filed by it and paid all taxes shown to be due on such returns. Each Group Company is not subject to any waivers of applicable statutes of limitations with respect to taxes for any year. Since Balance Sheet Date, none of the Group Companies has incurred any taxes, assessments or governmental charges other than in the ordinary course of business and each Group Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.

3.19. Interested Party Transactions. Except for transactions in the ordinary course of the business of a Group Company and as disclosed in Section 3.19 of the Disclosure Schedule, to the best knowledge of each Key Shareholder, no officer or director of a Group Company of any such person has any material agreement, understanding, proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of them (other than for accrued salaries, reimbursable expenses or other standard employee benefits). No officer or director of a Group Company has any direct or indirect ownership interest in any firm or corporation with which a Group Company is affiliated or with which a Group Company has a business relationship, or any firm or corporation that competes with a Group Company, except that any of the foregoing persons may have record ownership interest in the Company or own shares in publicly traded companies that may compete with a Group Company, and no officer or director of a Group Company has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to a Group Company any goods, property, intellectual or other property rights or services; or (b) any contract or agreement to which a Group Company is a party or by which it may be bound or affected.

3.20. Environmental and Safety Laws. To the best knowledge of the Company and each Key Shareholder, none of the Group Companies is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.21. No Other Business. The Company was formed solely to engage in the online gaming and related services through its PRC Subsidiaries and the Affiliated Company (“Principal Business”) and since its formation has not engaged in any other business and has not incurred any liability except in the ordinary course of its business of acquiring and holding its equity interest in the Subsidiaries. Other than the principal businesses of the Group Company, which are the online gaming and related services, none of the Subsidiaries and the Affiliated Company has engaged in any business.

3.22 Budget. The budget to be delivered prior to the Closing is prepared based on reasonable business assumptions. Based on our current knowledge, the Company and management expect that the Company will be able to deliver operational and financial results outlined by its current budget under normal business circumstances.

3.23. Minute Books. The minute books of each Group Company made available to the Investor contain a complete summary of all meetings and actions taken by directors and shareholders or owners of such Group Company since its time of formation, and reflect all transactions referred to in such minutes accurately in all material respects.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as follows:

4.1. Authorization. The Investor has all requisite power, authority and capacity to enter into this Agreement and the Shareholders Agreement, and to perform its obligations under this Agreement and the Shareholders Agreement. This Agreement has been duly authorized, executed and delivered by such Investor. This Agreement and the Shareholders Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of such Investor, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

4.2. Purchase for Own Account. The Purchase Shares and the Conversion Shares will be acquired for the Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, and the Investor does not have a present intention of selling, granting any participation in, or otherwise distributing the same.

4.3 Investment Experience. To the best knowledge of the Investor, the Investor (i) is an “accredited investor” as that term is defined in Rule 501(a) promulgated under the Securities Act, (ii) is an investor experienced in the evaluation of businesses similar to the Company, (iii) is able to fend for itself in the transactions contemplated by this Agreement, the Shareholders Agreement and the Ancillary Agreements, (iv) has such knowledge and experience of financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, (v) has the ability to bear the economic risks of this investment, and (vi) was not organized or reorganized for the specific purpose of acquiring the Series A Shares.

4.4 Rule 144. To its best knowledge, the Investor acknowledges that Purchase Shares and Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or under the securities laws of the relevant jurisdiction or unless an exemption from such registration is available, and the Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited public resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

4.5 Disclosure of Information. To the best knowledge of the Investor, it is not a U.S. person, it is acquiring the Purchase Shares in an “offshore transaction” (as defined under Rule 902 of Regulation S) and it has not offered or sold, and does not currently anticipate selling any Series A Shares, the Purchase Shares and the Conversion Shares within the United States except in accordance with Rule 904 of Regulation S under the Securities Act and, that neither it nor any of its Affiliates has engaged in any directed selling efforts with respect to such shares. Terms used herein shall have the meanings given to them by Regulation S under the Securities Act.

4.6 No Public Market. To its best knowledge, the Investor understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.7 Tax Liability. To its best knowledge, the Investor has reviewed with its own tax advisors consequences of this investment and the transactions contemplated by this Agreement, the Shareholders Agreement and the Ancillary Agreements, and the Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the Shareholders Agreement.

5. COVENANTS OF THE COMPANY AND THE KEY SHAREHOLDERS.

The Company and the Key Shareholders covenant to the Investor as follows:

5.1. Use of Proceeds from the Sale of Purchase Shares. The Company shall use the the entire USD 15,000,000 proceeds (less reasonable expenses) from the sale of the Purchase Shares only for product development, strategic acquisitions and general working capital in the Principal Business.

5.2. Business of the Company. The business of the Company shall be restricted to engaging in the Principal Business .

5.3. Business of the Subsidiaries and Affiliated Company. The business of the Subsidiaries and the Affiliated Company shall be restricted to engaging in the online gaming and related services.

5.4. Employee Vesting. The Company shall not directly or indirectly issue Ordinary Shares, share options or other forms of equity of the Company to employees, directors or consultants except in accordance with incentive equity plans approved by the Board of Directors of the Company and relevant Shareholders and in accordance with the Shareholders Agreement and the Restated Articles.

5.5. Filing of Restated Articles. The Company shall file, or cause to be filed, the Restated Articles with the British Virgin Islands Registrar of Companies as soon as practicable following the Closing.

5.6. Increase of Registered Capital. Each of the Company and the Key Shareholders shall use its best efforts to obtain, or cause to be obtained, the necessary PRC governmental approvals required for the increase of registered capital of the PRC Subsidiary as soon as practicable following the date of this Agreement.

5.7. Additional Covenants. Except as required by this Agreement, no resolution of the directors, owners, members, partners or shareholders of any Group Company shall be passed, nor shall any contract or commitment be entered into, in each case, prior to Closing without the written consent of the Investor, except that the Group Companies may carry on its respective business in the same manner as heretofore and may pass resolutions and enter into contracts for so long as they are effected in the ordinary course of business.

If at any time before Closing, the Company or any Key Shareholder comes to know of any fact or event which:

(a) is in any way materially inconsistent with any of the representations and warranties given by the Company or the Key Shareholders, and/or

(b) suggests that any fact warranted may not be as warranted or may be misleading the Company and the Key Shareholders shall give immediate written notice thereof to the Investor, in which event the Investor may within fourteen (14) business days of receiving such notice terminate this Agreement by a written notice without any penalty whatsoever and without prejudice to any rights that the Investor may have under this Agreement or applicable law.

5.8 Register of Members. The Company shall, as soon as possible, provide the Investor with a copy of the Company’s register of members, certified by the Chairman of the Company as true and complete as of the date of the Closing, updated to show such Investor as the holder of its respective number of Purchase Shares.

5.9 No Action. Prior to the Closing, neither the Company nor any Key Shareholder will take any actions that will make any representation or warranty in Article 3 untrue, incorrect or misleading.

6. CONDITIONS TO INVESTORS’ OBLIGATIONS AT THE CLOSING.

The obligation of the Investor to purchase the Purchase Shares at the Closing is subject to the fulfillment or the written waiver, on or prior to the Closing, of all of the following conditions:

6.1. Representations and Warranties True and Correct. Any and all the representations and warranties made by the Company and the Shareholders in Section 3 hereof shall be true and correct and complete when made, and shall be true and correct and complete as of Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

6.2. Performance of Obligations. Each of the Company, the PRC Subsidiary and each Key Shareholder shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments necessary for conducting such transactions (including relevant resolutions passed by the board of directors, shareholders’ meeting of the Company approving the share acquisition and authorizing the execution of this Agreement and other documents that might be required by applicable law).

6.4. Approvals, Consents and Waivers. Exception for those as disclosed in Section 3.6 of the Disclosure Schedule, each Group Company shall have obtained, any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to (i) all permits, authorizations, approvals, verifications, consents, permits or registrations of any governmental authority or regulatory body, and (ii) the waiver by the existing shareholders of the Company of any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance of the Purchase Shares.

6.5. Compliance Certificate. At the Closing, the Company shall deliver to the Investor certificates, dated the date of Closing, signed by the Company’s President or director, certifying that the conditions specified in Sections 6 have been fulfilled and stating, where applicable, that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company and the PRC Subsidiaries since the Balance Sheet Date.

6.6. Securities Laws. The offer and sale of the Purchase Shares to the Investor pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities laws in the United States, the BVI and Singapore.

6.7. Amendment to Constitutional Documents. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and its shareholders and duly filed with the British Virgin Islands Registrar of Companies.

6.8. Execution of Shareholders Agreement. The Company shall have delivered to the Investor the Shareholders Agreement, duly executed by the Company and all other parties thereto.

6.9. Employee Vesting. All of the share options of the Company issued to the employees, directors and consultants of the Company prior to the Closing, if any, shall have been issued subject to vesting or repurchase by the Company over [three (3)] years or other reasonable period as approved by the Board of Directors.

6.10. Confidential Information and Invention Assignment Agreements. Each key officer and employee, as designated by the Investor and set forth in Exhibit E hereto, shall have entered into a Confidential Information and Invention Assignment Agreement.

6.11. Good Standing. The Investor shall have received a certificate of good standing issued by the Registrar of Companies of the British Virgin Islands certifying that, among other things, the Company was duly constituted, paid all required fees and is in good legal standing.

6.12. Due Diligence. The Investor shall have completed its legal, financial and business due diligence investigation of all Group Companies to its reasonable satisfaction.

6.13. Board of Directors. At the Closing, the Board of Directors of the Company shall consist of the following persons: Jim Wang, Joe Teng, Bo Feng and Tao Feng.

6.14. Directors of Subsidiaries. All necessary actions shall have been taken to ensure that all the directors of each subsidiary to be appointed by the Company shall be appointed by the Board of Directors of the Company.

6.15. Annual Budget. The Company shall have completed and provided the Investor with a detailed annual budget satisfactory to the Investor pursuant to the business plan provided to the Investors.

7. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING

The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or written waiver on or before the Closing of each of the following conditions:

7.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true and complete on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

7.2 The Shareholders Agreement. The Investor shall have executed and delivered the Shareholders Agreement to the Company.

7.3 Restated Articles. The Investor shall have executed and delivered the Shareholders Agreement to the Company.

7.4 Good Standing. The Investor shall deliver to the Company a certificate of good standing by the Registrar of Companies of the BVI certifying that, among other things, the Investor was duly incorporated, paid all required fees and is in good legal standing.

7.5 Approvals. The receipt of any necessary approval of this Agreement, the Shareholders Agreement and the transactions contemplated herein or therein from the Board of Directors of the Investor.

8. MISCELLANEOUS

8.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to provisions regarding choice of laws or conflict of laws.

8.2. Survival. The representations, warranties, covenants and agreements made herein shall survive the closing.

8.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by any Investor without the written consent of the Company except to a parent corporation, a subsidiary or an affiliate. This Agreement and the rights and obligations therein may not be assigned by one party without the written consent of all other parties.

8.4. Entire Agreement. This Agreement, the Shareholders Agreement, any Ancillary Agreements, and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

8.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the number set forth in Exhibit E hereto; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit E ; or (d) three (3) business days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit E with next business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.5 by giving, the other party written notice of the new address in the manner set forth above.

8.6. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of all the parties.

8.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company, a Key Shareholder, or the Investor, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, the Key Shareholder, or the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company, a Key Shareholder, or the Investor of any breach of default under this Agreement or any waiver on the part of the Company, a Key Shareholder, or the Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company, the Key Shareholders, or the Investor shall be cumulative and not alternative.

8.8. Finder’s Fees. Each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder’s fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

8.9. Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.11. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

8.12. Confidentiality and Non-Disclosure. The parties hereto agree to be bound by confidentiality and non-disclosure obligations

8.13. Further Assurances. Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

8.14. Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties, then each party shall nominate a representative (who shall be a senior officer of the rank of Vice President or higher if such party is a business entity). The parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by any party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such representative in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of one arbitrator to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

8.15 Expenses. The Company shall not oblige to pay, or reimburse the Investor until and only upon Closing, its legal expenses associated with the transaction contemplated under this Agreement and incurred by the Investor up to US$80,000, which amount shall be deducted from the Purchase Consideration.

8.16. Termination. This Agreement may be terminated by any party that has not materially breached its representations, warranties or covenants hereunder on or after May 31, 2006, by written notice to the other parties, if the Closing has not occurred on or prior to the time of such termination. Such termination under this Section 8.16 shall be without prejudice to any claims for damages or other remedies that the parties may have under this Agreement or applicable law.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

T2CN HOLDING LIMITED

By:
Name:	Jun-Tse TENG
Title:	Chief Executive Officer

GIGAMEDIA CHINA LIMITED

By:
Name:	Arthur WANG
Title:	Chief Executive Officer

CHENGWEI (CHINA) INVESTMENT COMPANY

By:
Name:	Bo FENG
Title:	Authorized Representative

Ji WANG

Signed:

Yanqing LI

Signed:

Jun-Tse TENG

Signed:

William ZHU

Signed:

Yu-Chia LEE

Signed:

Weigang YE

Signed:

NEWMARGIN T2CN INVESTMENT LTD.

By:
Name:	Tao FENG
Title:	Authorized Representative

KINGLAND OVERSEAS DEVELOPMENT INC.

By:
Name:	Jun-Tse TENG
Title:	Authorized Representative

LIST OF EXHIBITS

Exhibit A	Schedule of Key Shareholders

Exhibit B	Schedule of Subsidiaries and Affiliates

Exhibit C	Restated Articles

Exhibit D	Disclosure Schedule

Exhibit E	Form of Shareholders Agreement

Exhibit F	Notices

EXHIBIT A: Schedule of Key Shareholders

Full Name	Share Number	Shareholding Percentage
Chengwei (China) Investment Company	4,774,000	14.95%
Ji WANG	1,708,200	5.35%
Yanqing LI	832,200	2.61%
Jun-Tse TENG	457,245	1.43%
William ZHU	1,000,000	3.13%
Yu-Chia LEE	300,000	0.94%
Weigang Ye	200,000	0.63%
NEWMARGIN T2CN INVESTMENT LTD.	3,035,715	9.51%
KINGLAND OVERSEAS DEVELOPMENT INC.	5,964,285	18.68%

EXHIBIT B: Schedule of Subsidiaries and Affiliates

T2CN Information Technology (Shanghai) Co., Ltd. (“T2 Information”)

Date of Incorporation: Nov. 22, 2004

Place of Incorporation: Zhangjiang High-tech Park, Shanghai

Corporate Form: Limited Liability

Registered Capital: USD 2.5 million

The ownership percentage held by the Company: 100%

Principal Business: Design, Development, Manufacture of Computer Software;

Sale of Self-Products; Design, Development of Computer Hardware; Technical

Consultation and Technical Service.

J-Town Information Technology Co., Ltd. (“J-Town”)

Date of Incorporation: Oct. 11, 2005

Place of Incorporation: Zhangjiang High-tech Park, Shanghai

Corporate Form: Limited Liability

Registered Capital: USD 1.5 million

The ownership percentage held by the Company: 65%

Principal Business: Design, Manufacture of Software; Sale of Self-Products;

System Integration; Technical Consultation and Technical Service; Commercial

Service.

Shanghai T2 Entertainment Co., Ltd. (“T2 Entertainment”)

Date of Incorporation: Oct. 8, 2004

Place of Incorporation: No. 88, Qinjiang Road, Shanghai

Corporate Form: Limited Liability

Registered Capital: RMB 1 million

The ownership percentage held by the Company: N/A

Principal Business: Technical Development, Service, Transfer, Train, etc. of

Computer Software and Hardware and Others.

T2 Information and J-Town are together referred to as the “PRC Subsidiaries” in this Agreement and each, a “PRC Subsidiary”. T2 Entertainment is referred to as the “Affiliated Company”.

EXHIBIT C:	Restated Articles
(Intentionally deleted)

EXHIBIT D: Disclosure Schedule

3.3(c) The list of existing shareholders of the Company as of the date of the Agreement:

Full Name	Share Number	Shareholding Percentage
Chengwei (China) Investment Company	4,774,000	14.95%
Ji WANG	1,708,200	5.35%
Yanqing LI	832,200	2.61%
Bin ZHENG	194,755	0.61%
Fei ZHANG	233,600	0.73%
Jun-Tse TENG	457,245	1.43%
Zhigang Li	1,000,000	3.13%
William ZHU	1,000,000	3.13%
Ye JIN	250,000	0.78%
Yu-Chia LEE	300,000	0.94%
Weigang Ye	200,000	0.63%
NEWMARGIN T2CN INVESTMENT LTD.	3,035,715	9.51%
KINGLAND OVERSEAS DEVELOPMENT INC.	5,964,285	18.68%
THE CALNEVA FINANCIAL GROUP, LTD. BRYAN M. DEAR	700,002	2.19%
MICHELLE COTE-DEAR	200,000	0.63%
TANDOOR HOLDINGS LTD.	200,000	0.63%
JACQUELINE J. McCLURE	300,000	0.94%
KEITH LIM INC.	100,000	0.31%
D. BRUCE HORTON	850,000	2.66%
T. ROBERT HORTON	150,000	0.47%
BRADLEY N. SCHARFE	850,000	2.66%
JASON SCHARFE	49,999	0.16%
GUY PECKHAM	500,000	1.57%
BELTRING LIMITED	300,000	0.94%
THE CALNEVA FINANCIAL GROUP, LTD.	282,497	0.88%
HAMPTON ASSOCIATES LIMITED	500,000	1.57%
JETCO HOLDINGS LTD.	300,000	0.94%
RICHARD DOUGLAS STEWART	100,000	0.31%
622416 ALBERTA LTD.	28,000	0.09%
GEORGE C. ROBERTSON	65,000	0.20%
ROBERT C. BARTON	100,000	0.31%
STEVE THACKRAY	10,000	0.03%
DONALD R. MACSORLEY	26,667	0.08%

Full Name	Share Number	Shareholding Percentage
JAMES S. BARTON	100,000	0.31%
RONNIE STEINER TRAVEL TOURS INC.	10,000	0.03%
THE MACLACHLAN INVESTMENTS CORPORATION	133,333	0.42%
RON JONES LTD.	50,000	0.16%
JOHN MICHAEL KEEGAN	15,000	0.05%
BRUNO BENEDET JR.	40,000	0.13%
DARYL TURNER	40,000	0.13%
ELLIOTT J. LIPSEY	33,333	0.10%
ERIC K. STEWART	6,666	0.02%
VERONA CAPITAL INTERNATIONAL	66,667	0.21%
MATRIX PARTNERS, INC.	133,333	0.42%
HUGH COOPER	66,667	0.21%
LEONARD CLOUGH	28,533	0.09%
KYUNG W. LEE, TRUSTEE	20,000	0.06%
EASTSIDE PINNACLE, LLC	26,667	0.08%
MICHEAL R. MUZOS	6,000	0.02%
MARTIN S. ROOD	20,000	0.06%
MON SZETO	6,000	0.02%
KATHLEEN WRIGHT	6,667	0.02%
KATHLEEN WRIGHT ROTH IRA	6,667	0.02%
KC GLOBAL HOLDINGS INC.	53,333	0.17%
ROBERT J. CHARLETON	50,000	0.16%
DR. BRANDT MILES INC.	10,000	0.03%
R.J. LABONTE & CO. LTD.	12,000	0.04%
UNITED TRIUMP INC.	53,334	0.17%
DEAN WILLIAMS	26,667	0.08%
RICK GRIFFITHS	13,333	0.04%
JAMES PALEOLOGOS	80,000	0.25%
VALEURS MOBILIERES DEJARDINS INC. ITF ROXY AND BEAR INVESTMENT	200,000	0.63%
JEFFREY SHEAR	366,667	1.15%
MICHAEL SHEAR	166,667	0.52%
SHEAR HOLDINGS LIMITED	133,334	0.42%
BIXBIE FINANCIAL CORP.	267,000	0.84%
WALLY MARCOLIN	10,000	0.03%
BRAD SHACKMAN	10,000	0.03%
RICHARD JEFFREY	10,000	0.03%
WINTON CAPITAL HOLDINGS LTD.	250,000	0.78%
DAVID L. DREYER	10,000	0.03%

Full Name	Share Number	Shareholding Percentage
BRENDAN G. MURRAY	10,000	0.03%
EVAN S. HO	10,000	0.03%
GRAHAM WATSON	15,000	0.05%
DEAN ROOSDAHL	15,000	0.05%
EDWARD MITCHUK	1,000	0.00%
ROCKY J. PAOLO	25,000	0.08%
ALEXANDER WONG	10,000	0.03%
LORINDA HOYEM	10,000	0.03%
619476 B.C. LTD.	15,000	0.05%
JOHN MICHAEL KEEGAN	13,334	0.04%
Ernest S. Pounder	13,334	0.04%
Norma Vandenberg	10,000	0.03%
David Vandenberg	10,000	0.03%
Shane Pierce	10,000	0.03%
Terry Bonneschranz	1,000	0.00%
Jay Browne	500	0.00%
Steve Pippy	2,200	0.01%
Austin J. Pippy	400	0.00%
Robert Vanoverschot	1,000	0.00%
Brenda Leighton	2,500	0.01%
Harold Leighton	2,500	0.01%
Marvin D. Kristoff	500	0.00%
Caroline Farrell	1,000	0.00%
Troy Leighton	1,000	0.00%
Ryan Leighton	1,000	0.00%
Kerri Leighton	1,000	0.00%
Concettina Amante	1,700	0.01%
Rosa Marie Amante	500	0.00%
Remo Pomponio	500	0.00%
Donald S. Reitsma	1,000	0.00%
Mark Storer	500	0.00%
Barbara A. Barker	1,000	0.00%
Calvin Thompson	1,500	0.00%
Conrad Lacker	1,000	0.00%
Don Gee	1,000	0.00%
Bruce Biles	10,000	0.03%
Bruce Biles In Trust For Brodie Biles	2,000	0.01%
Gerry Caul	5,000	0.02%

Full Name	Share Number	Shareholding Percentage
Dundee Securities Corp. In Trust For Robert Sali	35,000	0.11%
Byron Hampton	1,000	0.00%
Ken Nielsen	5,000	0.02%
Abraham Christopher Fehr	1,000	0.00%
Eric T. P. Lin	100,000	0.31%
Jung-His Tan	100,000	0.31%
Pui Pui Betty Ng	28,000	0.09%
Yao Fen Angela Hung	50,000	0.16%
Jao-Juen Hung	150,000	0.47%
Seung Chong Shin	100,000	0.31%
Ya-Tsen Lin	50,000	0.16%
JC Entertainment Corp.	2,000,000	6.26%
Red Deer Development Company, Ltd.	450,000	1.41%
F3 Holding Limited	400,000	1.25%
Yu-Hui Lee	50,000	0.16%
Wan Jiayi	100,000	0.31%
Total:	31,928,001	100%

The Company issued to JC Entertainment Corp. (“JCE”) a warrant which is convertible into 3,000,000 Common Shares in the Company of par value of US$0.01 each, according to a Share Subscription Agreement between the Company and JC Entertainment Corp. dated September 1, 2005.

3.4	List of PRC Subsidiaries and PRC Affiliates:

PRC Subsidiaries:	T2CN Information Technology Co., Ltd.
J-Town Information Technology Co., Ltd.

PRC Affiliate:	Shanghai T2 Entertainment Co., Ltd.

3.6	Disclosures in relation to compliance with laws and governmental consents.

China currently restricts a foreign invested company to hold ICP license. The Company entrusts PRC natural persons to hold shares of Shanghai T2 Entertainment Co., Ltd. for the purpose of obtaining the ICP license.

Certain existing shareholders of the Company and/or the Affiliated Company have not completed the overseas investment registration requirements at the State Administration of Foreign Exchange.

Newmargin T2CN Investment Ltd. might not have complied with approval and registration requirements with respect to its Investment in the Group Companies and to the consummation of transactions contemplated herein.

The above disclosure shall be deemed to be made anywhere relevant in this entire Agreement.

3.9	List of Proprietary Assets

(1)	T2 Information:

The domain names listed below are registered in the name of T2 Information:

www.shenmue-online.com.cn

www.t2dk.com

www.t2cn.com

www.fsjoy.com

www.t2uu.com

T2 Information has licensed the domain names to T2 Entertainment for its daily operation.

(2)	J-Town:

JCE granted to J-Town the exclusive, non-sub-licensable, non-transferable right and license to manufacture, market, promote, use, distribute, publish and sell the localized Free Style game to subscribers in the PRC.

(3)	T2 Entertainment:

The domain names listed below are registered in the name of T2 Information:

www.t2qq.com

www.t2ns.com

3.10	List of Material Contracts

(1)	Share Subscription Agreement entered into among the Company, Mr. WANG Ji , Mr. LI Yanqing , Chengwei (China) Investment Company, Mr. ZHENG Bin , Mr. ZHANG Fei , Mr. TENG Jun-Tse , Newmargin T2CN Investment Ltd, and Kingland Overseas Development Inc., dated November 4, 2004;

(2)	Investors’ Rights Agreement entered into among the Company, Mr. WANG Ji , Mr. LI Yanqing , Chengwei (China) Investment Company, Mr. ZHENG Bin , Mr. ZHANG Fei ,

Mr. TENG Jun-Tse , Newmargin T2CN Investment Ltd, Kingland Overseas Development Inc. and Chengwei (China) Investment Company, dated November 4, 2004;

(3)	Service Agreement between the Company and Mr. WANG Ji dated May 7, 2004;

(4)	Service Agreement between the Company and Mr. LI Yanqing dated May 7, 2004;

(5)	Service Agreement between the Company and Chengwei (China) Investment Company dated May 7, 2004;

(6)	Service Agreement between the Company and Mr. TENG Jun-Tse dated May 7, 2004;

(7)	Consulting Service Agreement entered into between the Company and TC Entertainment Corporation dated July 4, 2005;

(8)	Solution Development Agreement entered into between the Company and TC Entertainment Corporation dated July 11, 2005;

(9)	Purchase Agreement entered into between the Company and TC Entertainment Corporation dated August 4, 2005;

(10)	Sports Portal Development Agreement entered into between the Company and TC Entertainment Corporation dated November 1, 2005;

(11)	Share Subscription Agreement between the Company and JC Entertainment Corp. dated September 1, 2005;

(12)	Exclusive Equity Transfer Option Agreement entered into among Feng Tao, Shanghai NewMargin Ventures Capital Co., Ltd. (“Shanghai NM”), T2 Entertainment and the Company dated November 4, 2004;

(13)	Voting Rights Proxy Agreement entered into among Feng Tao, Shanghai NM, T2 Entertainment and T2CN Information, dated November 4, 2004;

(14)	Operation Agreement entered into among Feng Tao, Shanghai NM, T2 Entertainment and T2CN Information, dated November 4, 2004;

(15)	Equity Pledge Agreement entered into among Feng Tao, Shanghai NM and T2CN Information dated November 4, 2004;

(16)	Exclusive Technical Service and Consultancy Agreement entered into between T2 Entertainment and T2CN Information, dated November 4, 2004;

(17)	Novation Agreement entered into among Mr. WANG Ji . Mr. FENG Ta , Shanghai NM, T2 Entertainment and the Company dated May 13, 2005 regarding the original Exclusive Equity Transfer Option Agreement;

(18)	Novation Agreement entered into among Feng Tao, WANG Ji, Shanghai NM, T2 Entertainment and T2CN Information, dated June 6, 2005 regarding the original Voting Rights Proxy Agreement;

(19)	Novation Agreement entered into among Feng Tao, WANG Ji, Shanghai NM, T2 Entertainment and T2CN Information, dated June 6, 2005 regarding the original Operation Agreement;

(20)	Novation Agreement entered into among Mr. WANG Ji . Mr. FENG Tao , Shanghai NM and T2CN Information regarding the original Equity Pledge Agreement dated June 6, 2005;

(21)	Nominee Agreement made between Mr. Feng Tao and the Company dated November 4, 2004;

(22)	Nominee Agreement made between Mr. Wang Ji and the Company dated May 13, 2005;

(23)	Equity Transfer Agreement between Newmargin HappyDigital Investment Partners Inc. (“NHIP”) and the Company regarding the transfer of the equity interest held by NHIP in Chengdu HappyDigital Information & Technology Co., Ltd. (“HappyDigital”), dated December 23, 2005;

(24)	Exclusive Software License Agreement between T2 Entertainment and JCE dated August 4, 2005 regarding the online game Free Style;

(25)	Purchase Agreement between the Company and JCE dated August 4, 2005 on ten casual online games;

(26)	Derivative Merchandise Agreement between the Company and JCE dated September 14, 2005;

(27)	Cooperation Agreement between J-Town and T2 Entertainment regarding operation of FreeStyle, dated December 2, 2005;

(28)	Exclusive Software License Agreement between J-Town and JCE regarding the online game Rush Online, dated October 10, 2004;

(29)	Software License Agreement among Sega Corporation, JCE and T2 Entertainment on Shenmue Online, dated October 15, 2004.

3.16 Disclosed liabilities

The Company has an existing loan of USD 500,000 borrowed from Kinland Overseas Development Ltd.

3.19	Interested Party Transaction

a)	As disclosed above, the Company has borrowed RMB3.5 million from Kinland Overseas Development Ltd.

b)	Those as disclosed in Section 3.10 above.

c)	Certain Group Company(ies) has certain transactions with Happy Digital. (The Company will confirm and be more specific.)

EXHIBIT E: Form of Shareholders Agreement

EXHIBIT F: Notices

1.	T2CN HOLDINGS LIMITED

Address: offices of S-HR&M Financial Service Limited of Kingston Chambers. P.O. Box 173, Road Tow, Tortola, British Virgin Islands

Attn: Mr.TENG Jun-Tse

Fax: 8621-54262830

Tel:

2.	GIGAMEDIA CHINA LIMITED

Address: Chamber A, 26F, Catic Mansion, No.212 JiangNing Road JingAn District 200041 Shanghai, China

Attn: Hsiang-Jen Chiang

Fax: +86-21-32180117:

Tel: +86-21-52895131

3.	CHENGWEI (CHINA) INVESTMENT COMPANY

Address: Scotia Centre, 4th Floor, P.O.Box 2804, George Town Grand Cayman, Cayman Island

Attn: Feng Bo

Fax: 8621-62137000

Tel:

4.	Ji WANG

Address: No.94, Dongcheng Road, Hangzhou, Zhejiang Province

Fax: 8621-62137000

Tel:

5.	Yanqing LI

Address: Room 301, Weat Unit, Block 13, East Guedang District, Hangzhou, Zhejiang Province

Fax: 8621-54262830

Tel:

8.	Jun-Tse TENG

Address: Floor 5 No.88, Qingjiang Road, Shanghai, PRC

Fax: 8621-54262830

Tel:

10.	William ZHU

Address: 777 Huajiang Road, No. 53 California Garden, Shanghai, P. R. China

Fax: 8621-54262830

Tel:

11.	Yu-Chia LEE

Address: 2F., No. 11, Lane 23, Zhongmei 3rd St., Hualien City, Hualien County 970, Taiwan R.O.C.

Fax:

Tel:

12.	Weigang YE

Address: 5597 Glenoak .Ct San Jose ..CA.95129.USA

Fax: 8621-62137000

Tel: 8621-62138000

13.	NEWMARGIN T2CN INVESTMENT LTD.

Address: Drake chambers, Tortola, British Virgin Islands, British Virgin Islands,

Attn: Mr. FengTao

Fax: 8621-62137000

Tel: 8621-62138000

14.	KINGLAND OVERSEAS DEVELOPMENT INC.

Address: offices of Arias, Fabrega&Fabrega Trust Co. BVI Limited of Wick hams Cay, Road Town, Tortola, British Virgin Islands

Attn: TENG Jun-Tse

Fax: 86-21-54262830

Tel:

Exhibit G Memorandum and Articles of Association of the Company

EXHIBIT G: Budget